UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                             Other Events.

On March 19, 2008, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”), in connection with the offer and sale by the Company of 8,800,000 shares of the Company’s 7.00% Series D Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and the granting of an over-allotment option for an additional 1,200,000 shares of Series D Preferred Stock to the Underwriters.  The shares of Series D Preferred Stock have a liquidation preference of $25.000 per share.  The shares of Series D Preferred Stock are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-133496).  The offering is scheduled to close on or about March 26, 2008, subject to specified closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 18, 2008, the Company issued a press release announcing the offer of its Series D Preferred Stock. A copy of that press release is attached hereto as Exhibit 99.1.

On March 19, 2008, the Company issued a press release announcing the pricing of its Series D Preferred Stock. A copy of that press release is attached hereto as Exhibit 99.2.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

1.1                                 Underwriting Agreement, dated March 19, 2008, between Alexandria Real Estate Equities, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

8.1                                 Tax Opinion of Morrison & Foerster LLP

23.1                           Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1)

99.1                           Press Release, dated March 18, 2008

99.2                           Press Release, dated March 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 20, 2008	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer